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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                  -------------------------------------

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): October 8, 1996

                             TCSI Corporation
          (Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

2121 Allston Way, Berkeley, California                       94704
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 649-3700

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Item 5.  Other Events.

         On October 8, 1996, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TCSI Corporation

By: /s/Paul A. Farmer
    -----------------
Paul A. Farmer
Chief Financial Officer

Date: October 8, 1996

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                            INDEX TO EXHIBITS

28.  Press Release, dated October 8, 1996

                Atmel Signs License for TCSI Lode DSP Core

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For additional information contact:

  TCSI Corporation
  Investor Inquiries:
     Leigh Salvo - (510) 649-3800
  Press Inquiries:
     Holly McArthur - (510) 420-5787

BOSTON,  Massachusetts,  DSP  World  Expo  -  October  8,  1996  -  TCSI
Corporation (Nasdaq: TCSI), the global provider of software to the telecom industry, today announced that Atmel Corporation (Nasdaq: ATML) has licensed the Lode digital signal processor (DSP). In addition to the core, TCSI will provide its GSM application software from its growing library of Lode-based software modules. Originally announced in early 1995, TCSI has already successfully delivered the Lode DSP core to initial licensees in Korea and Japan. With today's announcement, Atmel joins a group of leading developers and manufacturers worldwide who have selected the Lode core.

"The GSM standard is extremely powerful and flexible, providing an array of features and services," stated Hatch Graham, senior vice president and general manager for TCSI. "We are delighted that a world leader such as Atmel has selected the Lode core as the basis for its newest application for GSM. Atmel's selection is a testimony to the power, performance, and flexibility of the Lode product as well as TCSI's cellular application software."

"The addition of the Lode core and its extensive software base broadens the markets we can now serve with digital signal processing," explained John Bryant, Atmel's director of marketing for complex digital logic. "This DSP engine is a perfect complement to our current microcontroller and DSP core offerings," Bryant added.

Lode is an advanced, 16-bit DSP core designed for higher performance in digital cellular, speech, and voice communications applications. The Lode core architecture efficiently performs the baseband functions -- speech compression, forward error correction, and modem functions - required in digital cellular standards. The TCSI Lode DSP Core is the first general purpose DSP that provides two multiplier-accumulators
(MACs) that reduce power consumption by effectively cutting cycle times in half. Lode's suite of user-friendly software development tools allows customers to get their Lode-based products to market even faster. For more information on TCSI's Lode product, please visit DSP Net on the World Wide Web at http://www.dspnet.com.

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Atmel Corporation

Headquartered in San Jose, California, with principal manufacturing facilities in Colorado Springs, Colorado and in Rousset, France, Atmel designs, develops, manufactures, and markets on a worldwide basis Flash, EEPROMs, and EPROMs, as well as programmable logic, microcontrollers, and application-specific devices. Atmel product and financial information can be retrieved from its Fax-on-Demand service. In North America call 1-(800) 29-ATMEL / 1-(800) 292-8635. International, from a fax phone, call 1-(408) 441-0732. You can send your request via e-mail to literature@atmel.com or visit Atmel's Web site at http://www.atmel.com

TCSI Corporation

TCSI Corporation provides object-oriented software products, services, and solutions to the telecom industry worldwide. Service providers and equipment manufacturers deploy TCSI's software to enable a range of customer services, automated processes, and the management of broadband, wireless, and intelligent networks. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim.

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